Exhibit 10.2

DATED 11 September 2025

EXTENSION OF AGREEMENT

Between

(1) ClimateRock ‘The Borrower’

and

(2) Gluon Renewable Energies Limited ‘The Lender’

THIS AGREEMENT is dated and made on the 11th day of September 2025.

BETWEEN:

(1)	ClimateRock (the “Borrower”), 25 Bedford Square, London, England, WC1B 3HH, The United Kingdom; and

(2)	Gluon Renewable Energies Limited (the “Lender”), 25 Bedford Square, London, England, WC1B 3HH, The United Kingdom

NOW IT IS HEREBY AGREED as follows:

The Lender and the Borrower have entered into the agreement dated 15 January 2025 annexed to this agreement and both parties agree to amend that agreement to reflect that the final repayment date will be 31 December 2025 rather than 28 February 2025.

IN WITNESS OF WHICH the parties have signed this agreement the day and year first above written.

/s/ Per Regnarsson	/s/ Max Delamain
Signed by Per Regnarsson for and on behalf of the Borrower	Signed by Max Delamain for and on behalf of the Lender

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